As filed with the U.S. Securities and Exchange Commission on June 17, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATAI Life Sciences B.V.*

(Exact Name of Registrant as Specified in its Charter)

The Netherlands	2834	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

ATAI Life Sciences B.V.

c/o Mindspace

Krausenstraße 9-10

10117 Berlin, Germany

+49 89 2153 9035

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

ATAI Life Sciences US Inc.

180 Varick Street

New York, New York 10014

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nathan Ajiashvili Ian D. Schuman Oliver Seiler Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 +1 212 906 1200	Thomas Schubert Bram Bloemers Jan-Mathijs Hermans Dentons Europe LLP Gustav Mahlerplein 2 Amsterdam 1082 MA The Netherlands +31 20 795 3953	Richard D. Truesdell, Jr. Roshni Banker Cariello Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 +1 212 450 4000	Paul van der Bijl NautaDutilh N.V. Beethovenstraat 400 1082 PR Amsterdam The Netherlands +31 20 717 1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ (File No. 333-255383)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common shares, par value €0.10 per share	821,100	$15.00	$12,316,500	$1,344

(1)

The Registrant is registering 821,100 common shares pursuant to this Registration Statement, which includes 107,100 common shares that the underwriters have the option to purchase. Does not include the common shares that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-255383).

(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price.
(3)

The Registrant previously registered 16,428,900 common shares on the Registration Statement on Form S-1, as amended (File No. 333-255383), which was declared effective by the Securities and Exchange Commission on June 17, 2021, for which the registrant previously paid a filing fee of $26,886. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having the proposed maximum aggregate offering price of $12,316,500 is hereby registered, which includes the additional shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act.

(*) We intend to convert the legal form of our company under Dutch law from a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) to a public company (naamloze vennootschap) and to change our name from ATAI Life Sciences B.V. to ATAI Life Sciences N.V. prior to the closing of this offering.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common shares, nominal value €0.10 per share (the “Shares”), of ATAI Life Sciences B.V. (the “Registrant”) contemplated by the Registration Statement on Form- S-1 (File No. 333-255383), initially filed with the Commission by the Registrant on April 20, 2021 (as amended, the “Prior Registration Statement”), pursuant to the Securities Act, which was declared effective by the Commission on June 17, 2021. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of Shares offered by the Registrant by 821,100 Shares, 107,100 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional Shares. The additional Shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-255383), are incorporated by reference into, and shall be deemed to be a part of, this filing.

Exhibit Number	Description
5.1	Opinion of Dentons Europe LLP, Dutch counsel to the Registrant, as to the validity of the common shares (including consent).

23.1	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.

23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.

23.3	Consent of Dentons Europe LLP (included in Exhibit 5.1).

24.1	Powers of attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-255383), filed with the Commission on April 20, 2021 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Berlin, Germany on June 17, 2021.

ATAI LIFE SCIENCES B.V.

By:	/s/ Florian Brand
Name:	Florian Brand
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on June 17, 2021 in the capacities indicated:

Name	Title

/s/ Florian Brand Florian Brand	Chief Executive Officer and Managing Director (Principal Executive Officer)

/s/ Greg Weaver Greg Weaver	Chief Financial Officer and Managing Director (Principal Financial Officer and Principal Accounting Officer)